UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 1, 2005

Federal National Mortgage Association
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-50231	52-0883107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3900 Wisconsin Avenue, NW, Washington, District of Columbia		20016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-752-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 1, 2005, Fannie Mae (formally, the Federal National Mortgage Association) agreed with the Office of Federal Housing Enterprise Oversight, or OFHEO, to a process that will formalize the voluntary initiatives the company has undertaken to ensure market discipline, liquidity and capital. A copy of letters, dated September 1, 2005, between Fannie Mae and OFHEO setting forth the agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Fannie Mae’s commitments relate to subordinated debt, liquidity management and contingency planning, and public disclosures.

1. Issuance of Subordinated Debt

• Fannie Mae will issue subordinated debt for public secondary market trading that is rated by no less than two nationally recognized statistical rating organizations.

• The subordinated debt Fannie Mae issues must be issued in a quantity such that the sum of total capital (core capital plus general allowance for losses) plus the outstanding balance of qualifying subordinated debt will equal or exceed the sum of outstanding net MBS times 0.45 percent and total on-balance sheet assets times 4 percent. Subordinated debt will be discounted for the purposes of this calculation during the last five years before maturity.

• The subordinated debt Fannie Mae issues will be considered qualifying if it requires the deferral of interest payments for up to 5 years if (1) Fannie Mae’s core capital falls below minimum capital AND, pursuant to Fannie Mae’s request, the Secretary of the Treasury exercises discretionary authority to purchase the company’s obligations under Section 304(c) of the Fannie Mae Charter Act or (2) Fannie Mae’s core capital falls below 125% of critical capital.

• Fannie Mae shall take reasonable steps to maintain outstanding subordinated debt of sufficient size to promote liquidity and reliable market quotes on market values.

• Every 6 months, commencing January 1, 2006, Fannie Mae will submit to OFHEO a subordinated debt management plan that includes any issuance plans for the upcoming six months. The plan submitted to OFHEO may include information including, but not limited to, the amount, timing and feasibility of issuing such debt, particularly in situations where current financial statements for a corporation are not available.

• OFHEO will evaluate each plan submitted and provide the corporation with its views.

• Each quarter Fannie Mae shall submit to OFHEO calculations of its quantity of subordinated debt and total capital as part of its quarterly capital report. OFHEO will disclose Fannie Mae’s calculation as a separate item in its quarterly capital classification of the corporation.

2. Liquidity Management and Contingency Planning

Fannie Mae will comply with principles of sound liquidity management consistent with industry practice. In addition, Fannie Mae will:

• Maintain a portfolio of highly liquid assets. The size of this liquid asset portfolio will be established by Fannie Mae and assessed by OFHEO.

• Maintain a functional contingency plan providing for at least three months’ liquidity (using internal forecasts) without relying upon issuance of unsecured debt.

• Periodically test the contingency plan in consultation with OFHEO.

3. Public Disclosures

Fannie Mae will provide periodic public disclosures of its risks and risk management practices and will inform OFHEO of its disclosures. Where disclosures are affected by situations where Fannie Mae’s current financial statements are not available, this should be reported to OFHEO. These disclosures will include:

Subordinated Debt Disclosure

• Fannie Mae’s compliance with its commitment regarding subordinated debt.

Liquidity Management Disclosure

• Fannie Mae’s compliance with the plan for maintaining three months’ liquidity and meeting the commitment for periodic testing.

Interest Rate Risk Disclosures

• Monthly averages of Fannie Mae’s duration gap. Fannie Mae and Freddie Mac agreed to work with OFHEO to try to align their measures as much as practicable.

• Monthly disclosures of the impact on Fannie Mae’s financial condition of both a 50-basis point shift in rates and a 25-basis point change in the slope of the yield curve.

Credit Risk Disclosures

• Quarterly assessments of the impact on expected credit losses from an immediate 5 percent decline in single-family home prices for the entire U.S.

Public Disclosure of Risk Rating

• Fannie Mae will seek to obtain a rating that will be continuously monitored by at least one nationally recognized statistical rating organization.

• The rating will assess, among other things, the independent financial strength or "risk to the government" of the company operating under its authorizing legislation but without assuming a cash infusion or extraordinary support of the government in the event of a financial crisis.

Because Fannie Mae does not have current financial statements available, in accordance with the agreement Fannie Mae has informed OFHEO that the company does not intend to issue subordinated debt and is not able to disclose its net income interest at risk in the case of a shift in rates or a change in the slope of the yield curve until the company has current financial statements.

Item 9.01 Financial Statements and Exhibits.

The exhibit index filed herewith is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal National Mortgage Association

September 8, 2005	By:	Ann M. Kappler

Name: Ann M. Kappler
Title: Executive Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Letters, dated September 1, 2005, setting forth an agreement between Fannie Mae and OFHEO.